As filed with the Securities and Exchange Commission on February 27, 1998
                                                      Registration No. 333-43195
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                             SCOVILL FASTENERS INC.
                              SCOVILL HOLDINGS INC.
      (Exact name of registrants as specified in their respective charters)
           Delaware                     3965                      95-3959561
           Delaware                     6719                      58-2365743
(State or other jurisdiciton      (Primary Standard            I.R.S. Employer
    of incorporation or               Industrial               Identification
       organization)          Classification Code Number)          Number)

                             SCOVILL FASTENERS INC.
                              SCOVILL HOLDINGS INC.
                               1802 Scovill Drive
                           Clarkesville, Georgia 30523
                                 (706) 754-4181
            (Name, address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 Martin A. Moore
              Executive Vice President and Chief Financial Officer
                             Scovill Fasteners Inc.
                              Scovill Holdings Inc.
                               1802 Scovill Drive
                           Clarkesville, Georgia 30523
                                 (706) 754-4181
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             Jonathan I. Mark, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                          New York, New York 10005-1702
                                 (212) 701-3000
     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                   ----------
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                                EXPLANATORY NOTE

     This Amendment is filed solely for the purpose of filing exhibits.

                                     PART II
                     Information Not Required in Prospectus

Item 16.  Exhibits and Financial Schedule

(a) Exhibits:

No:                                         Description

3.1  --Certificate of Incorporation of Scovill Holdings Inc.**

3.2  --By-laws of Scovill Holdings Inc.**

3.4 --Certificate of Designation, Preferences, and Relative, Participating, Option and Other Special Rights of Series B Preferred Stock.**

3.5  --Certificate of Incorporation of AF Acquisition Corp.**

3.6 --Certificate of Amendment of Certificate of Incorporation of AF Acquisition Corp.**

3.7 --Certificate of Amendment of Certificate of Incorporation of Scovill Apparel Fasteners Inc.**

3.8 --Certificate of Amendment of Certificate of Incorporation of Scovill Apparel Fasteners Inc.**

3.9 --Certificate of Change of Location of Registered Office and of Registered Agent of Scovill Fasteners Inc.**

3.10 --Certificate of Ownership and Merger Merging KSCO New Co. into Scovill Fasteners Inc.**

3.11 --Certificate of Amendment of Certificate of Incorporation of Scovill Fasteners Inc.**

3.12 --By-laws of Scovill Fasteners Inc.**

4.1 --Indenture dated as of November 26, 1997 among Scovill Acquisition Inc., Scovill Holdings Inc., as Guarantor, and United States Trust Company of New York as Trustee (including Form of Note).**

4.2 --Registration Rights Agreement dated as of November 26, 1997 among Scovill Acquisition Inc., Scovill Holdings Inc. and SBC Warburg Dillon Read Inc. and BT Alex. Brown Incorporated.**

5.1 --Opinion of Cahill Gordon & Reindel regarding legality of Exchange Notes and Guarantee.**

10.1.1 --Management Services Agreement among Scovill Fasteners Inc. and Saratoga Partners III, L.P.+

10.1.5 --Employment Agreement dated as of October 10, 1997 between David J. Barrett and Scovill Acquisition Inc.**

10.1.6 --Employment Agreement dated as of October 10, 1997 between Martin A. Moore and Scovill Acquisition Inc.**

10.1.7 --Employment Agreement dated as of October 10, 1997 between Robert Feltz and Scovill Acquisition Inc.**

10.1.8 --Stock Purchase Agreement dated as of October 10, 1997 among SLF Corporation, KSCO Acquisition Corporation, and the Stockholders of KSCO Acquisition Corporation.**

10.1.10 --Tax Sharing Agreement dated as of November 26, 1997 by and among Scovill Holdings Inc., Scovill Fasteners Inc., and the SFI Subgroup.**

10.1.11 --Stock Option Agreement dated as of November 26, 1997 between William
     F. Andrews and Scovill Holdings Inc.**

10.1.12 --Stock Option Agreement dated as of November 26, 1997 between John Champagne and Scovill Holdings Inc.**

10.1.13 --Stock Option Agreement dated as of November 26, 1997 between Michael Baxley and Scovill Holdings Inc.**

10.1.14 --Stock Option Agreement dated as of November 26, 1997 between Robert W. Feltz and Scovill Holdings Inc.**

10.1.15 --Stock Option Agreement dated as of November 26, 1997 between Martin A. Moore and Scovill Holdings Inc.**

10.1.16 --Stock Option Agreement dated as of November 26, 1997 between David J. Barrett and Scovill Holdings Inc.**

10.1.17 --Scovill Holdings Inc. Stockholders Agreement dated as of November 26, 1997.**

10.1.18 --Scovill Holdings Inc. Subscription Agreement dated as of November 26, 1997.**

10.1.19 --Scovill Holdings Inc. Long-Term Incentive and Share Award Plan.**

10.1.21 --Credit Agreement dated as of November 26, 1997.**

10.1.22 --Scovill Holdings Inc. Amended and Restated Stockholders Agreement dated as of February 20, 1998. +

10.1.23 --Joinder Agreement dated as of February 20, 1998. +

10.1.24 --Voting Agreement dated as of February 20, 1998 by and between Saratoga Partners III, L.P., Scovill Holdings Inc., and Co-Investment Partners, L.P.
     +

10.1.25 --Subscription Agreement dated as of February 20, 1998 by and between Scovill Holdings Inc. and Co-Investment Partners, L.P. +

10.1.26 --Repurchase and Termination Agreement dated as of February 20, 1998 by and between Scovill Holdings Inc., SBC Warburg Dillon Read Inc., BT Alex. Brown Incorporated, and United States Trust Company of New York. +

16 --Letter of Deloitte & Touche LLP regarding change in certifying accountant.** 12.1 --Statements re: Computation of Ratios.**

21.1 --List of Subsidiaries of Scovill Holdings Inc.**

21.2 --List of Subsidiaries of Scovill Fasteners Inc.**

23.1 --Consent of Arthur Andersen LLP.**

23.2 --Consent and Report of Schedule of Deloitte & Touche LLP.**

23.3 --Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).**

24.1 --Powers of Attorney (included in signature pages).**

25.1 --Statement of Eligibility of Trustee on Form T-1, regarding Scovill Fasteners Inc. and Scovill Holdings Inc.**

27.1 --Financial Data Schedule.**

99.1 --Form of Letter of Transmittal.**

99.2 --Form of Notice of Guaranteed Delivery.**

-------

** Previously filed.

+  Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 27, 1998.

                             SCOVILL FASTENERS INC..
                             SCOVILL HOLDINGS INC..


                             By:   /s/ DAVID J. BARRETT
                                   -----------------------------------------
                                       David J. Barrett
                             Chief Executive Officer, President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                   Date

/s/ DAVID J. BARRETT               Chief Executive Officer,    February 27, 1998
-------------------------------      President and Director
    David J. Barrett

/s/ MARTIN A. MOORE                Executive Vice President,   February 27, 1998
-------------------------------       Chief Financial Officer,
    Martin A. Moore                   and Principal Accounting
                                      Officer

               *                   Director                    February 27, 1998
-------------------------------
    William F. Andrews

               *                   Director                    February 27, 1998
-------------------------------
    Christian L. Oberbeck

/s/ CHARLES P. DURKIN, JR.         Director                    February 27, 1998
-------------------------------
    Charles P. Durkin, Jr.

*By: /s/ MARTIN A. MOORE                                       February 27, 1998
     -------------------
        Martin A. Moore
        Attoney-in-fact